Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Aurelio Resource Corporation (the “Corporation”) on Form 10-K for the twelve month period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen B. Doppler, President and Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

AURELIO RESOURCE COPRORATION

Date: March 31, 2009	By:	/s/ Stephen B. Doppler
Stephen B. Doppler
President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Aurelio Resource Corporation and will be retained by Aurelio Resource Corporation and furnished to the Securities and Exchange Commission or its staff upon request.